Exhibit 99.1

Coherus BioSciences Prevails in ‘135 IPR Decision

Patent Trial and Appeal Board Invalidates

AbbVie U.S. Patent 8,889,135

REDWOOD CITY, Calif., May 16, 2017 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today announced that the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office ruled in favor of Coherus’ petitions for Inter Partes Review (“IPR”) of AbbVie’s U.S. Patent 8,889,135 (the ‘135 Patent). The PTAB’s decision invalidates all claims of the patent that were directed to a method for treating rheumatoid arthritis by administering 40 mg of HUMIRA® subcutaneously every 13 to 15 days.

“We are pleased that the PTAB has decided to invalidate all claims of the ‘135 patent,” said Denny Lanfear, President and Chief Executive Officer of Coherus. “While more remains to be done, this is a significant step forward to lowering drug costs for patients and healthcare providers in the U.S. system. This case unmistakably demonstrates the value of the Inter Partes Review process and the need to preserve the IPR process to enable review of patents that may inappropriately extend market exclusivity and prevent needed competition. We believe this successful outcome validates Coherus’ leadership in biosimilar intellectual property and the effectiveness of our platform. We will continue to aggressively press forward with the development and commercialization of our CHS-1420 adalimumab biosimilar consistent with our corporate strategy.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, objectives, strategies, product pipeline and product development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to develop and commercialize CHS-1420. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 8, 2017 and its future periodic reports to be filed with the Securities and Exchange Commission.

HUMIRA® is a registered trademark of AbbVie Biotechnology, Ltd.

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527